UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Pluristem Therapeutics Inc.
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PLURISTEM THERAPEUTICS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 1, 2021

You are hereby notified that the annual meeting of stockholders of Pluristem Therapeutics Inc., or the Company, will be held on the 1st day of June, 2021 at 5:00 p.m., local time, at our offices, Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409. However, we are actively monitoring developments with regard to the coronavirus, or COVID-19, and it is possible that the annual meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable. We intend to hold the annual meeting for the following purposes:

1. To elect seven directors to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified;

2. To ratify the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2021;

3. To consider and approve, by a nonbinding advisory vote, the compensation of our named executive officers as described in the accompanying proxy statement; and

4. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting.  If your shares are registered in your name, please bring the admission ticket attached to your proxy card.  If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board of Directors has fixed the close of business on April 8, 2021 as the record date for the meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own.  The Company requests that you vote by internet or telephone, or complete, sign and date a proxy card, which you may obtain upon request, without delay, even if you now plan to attend the annual meeting.  You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

INTERNET AVAILABILITY OF PROXY MATERIALS

Securities and Exchange Commission rules allow us to furnish proxy materials to our stockholders over the internet. You can access proxy materials and authorize a proxy to vote your shares at http://www.astproxyportal.com/ast/22961/.

You may vote via the internet at www.voteproxy.com with American Stock Transfer and you may vote via the telephone at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. You may also authorize a proxy to vote your shares over the internet. In order to vote over the internet or by telephone you must have your stockholder identification number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail.

By order of the Board of Directors,

/s/ Yaky Yanay
Yaky Yanay, Chief Executive Officer and President

April 8, 2021

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

PLURISTEM THERAPEUTICS INC.

Matam Advanced Technology Park

Building No. 5

Haifa, Israel, 3508409

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are made available by Pluristem Therapeutics Inc., or the Company, to the holders of record of the Company’s outstanding shares of Common Stock, $0.00001 par value per share, commencing on or about April 15, 2021. The accompanying proxy is being solicited by the Board of Directors of the Company, or the Board, for use at the annual meeting of stockholders of the Company, or the Meeting, to be held on the 1st day of June, 2021 at 5:00 p.m. local time, at our offices, Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409 and at any adjournment or postponement thereof. However, we are actively monitoring developments with regard to the coronavirus or COVID-19, and it is possible that the Meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold our Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed April 8, 2021 as the record date for the Meeting. Only stockholders of record on April 8, 2021, or the Record Date, are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On April 8, 2021, there were 31,740,244 issued and outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote per share.

The Company’s Bylaws provide that a quorum shall consist of the holders of at least thirty three and one third percent (33 1/3%) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the Meeting. If such quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the Meeting, without notice other than announcement at the Meeting, until a quorum shall be present or represented. Abstentions may be specified on all proposals.  Abstentions will be counted as present for purposes of determining a quorum and will be counted as not voting on the proposal in question.  Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum, but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome.

The affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy shall be sufficient for the election of each of the director nominees, for the ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2021 and for the consideration to approve by a nonbinding advisory vote, the compensation of the Company's named executive officers.

All shares of Common Stock represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting, and not revoked, will be voted as specified in the proxies or voting instructions.  To the extent permissible, votes that are left blank will be voted as recommended by the Board. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.

If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.  Proposals No. 1 and 3 are non-routine proposals; therefore, your broker, bank or other agent is not entitled to vote your shares on Proposals No. 1 and 3 without your instructions. Broker non-votes will be counted as present for purposes of determining a quorum and will be counted as not voting on the non-routine proposals in question. Other than for the purpose of establishing a quorum, broker non-votes will not be counted as entitled to be voted and will therefore not affect the outcome of Proposals No. 1 and 3 (as noted above, because Proposal No. 2 is considered routine, there will not be broker non-votes with respect to that proposal).

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting.  The mere presence at the Meeting of the stockholder appointing a proxy does not, however, revoke the appointment.

Notice of Internet Availability of Proxy Materials

In accordance with rules and regulations of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials, which consist of this proxy statement, proxy card, notice of annual meeting, and our annual report to stockholders for the fiscal year ended June 30, 2020, or Fiscal Year 2020, respectively, to each stockholder of record, we may furnish proxy materials via the internet. Accordingly, all of our stockholders of record as of the Record Date will receive a notice of internet availability of proxy materials. The notice of internet availability of proxy materials will be mailed on or about April 15, 2021.

On the date of mailing the Notice of Internet Availability of Proxy Materials, stockholders will be able to access all of the proxy materials at http://www.astproxyportal.com/ast/22961/. The proxy materials will be available free of charge. The Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials over the internet. The Notice of Internet Availability of Proxy Materials contains instructions as to how to vote by internet or by telephone. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability of Proxy Materials and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

IMPORTANT:  If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares.  Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Our website address is included several times in this proxy statement as a textual reference only and the information presented on our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Meeting, seven directors are to be elected, which number shall constitute our entire Board, to hold office until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Unless otherwise specified in the proxy, it is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby for the election as directors, each of the nominees whose names and biographies appear below. All of the nominees whose names and biographies appear below are presently our directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board.  The Board has no reason to believe that the nominees named will be unable to serve if elected.  Each nominee has consented to being named in this proxy statement and to serve if elected. Mr. Isaac Braun, the Board and the nominating committee, mutually agreed that Mr. Braun would not be re-nominated as a director nominee, and such decision was not due to any disagreement on any matter relating to the Company’s operations, policies or practices.

Principal Employment and Experience of Director Nominees and Executive Officers

The following information is furnished with respect to our executive officers and the persons nominated for election as directors. All of the director nominees are current members of our Board.

Name	Age	Present Principal Employer and Prior Business Experience

Zami Aberman	67

Mr. Aberman joined the Company in September 2005 and has served as our Executive Chairman since June 2019, as our Co-Chief Executive Officer from March 2017 until June 2019, as our CEO from November 2005 until March 2017, and as President of the Company from September 2005 until February 2014. He changed the Company’s strategy towards cellular therapeutics. Mr. Aberman’s vision to use the maternal section of the Placenta (Decidua) as a source for cell therapy, combined with the Company’s 3D culturing technology, led to the development of our products. Since November 2005, Mr. Aberman has served as a director of the Company, and since April 2006, as Chairman of the Board.. He has 25 years of experience in marketing and management in the high technology industry. Mr. Aberman has held the CEO and Chairman positions of various companies located in Israel, the United States, Europe, Japan and Korea.

Mr. Aberman has operated within high-tech global companies in the fields of automatic optical inspection, network security, video over IP, software, chip design and robotics. He serves as the chairman of Rose Hitech Ltd., a private investment company. He previously served as the chairman of VLScom Ltd., a private company specializing in video compression for HDTV and video over IP and as a director of Ori Software Ltd., a company involved in data management. Prior to holding those positions, Mr. Aberman served as the President and CEO of Elbit Vision System Ltd. (EVSNF.OB), a company engaged in automatic optical inspection. Before joining the Company, Mr. Aberman served as President and CEO of Netect Ltd., a company specializing in the field of internet security software and was the co-founder, President and CEO of Associative Computing Ltd., which developed an associative parallel processor for real-time video processing. He also served as Chairman of Display Inspection Systems Inc., specializing in laser based inspection machines and as President and CEO of Robomatix Technologies Ltd.

In 1992, Mr. Aberman was awarded the Rothschild Prize for excellence in his field from the President of the State of Israel. Mr. Aberman holds a B.Sc. in Mechanical Engineering from Ben Gurion University in Israel.

We believe that Mr. Aberman’s qualifications to sit on our Board include his unique multidisciplinary innovative approach, years of experience in the financial markets in Israel and globally, as well as his experience in serving as the CEO of publicly traded entities.

Yaky Yanay	50

Mr. Yanay became a director of the Company in February 2015. He has served as our President from February 2014 and as our CEO from June 2019, previously serving as Co-CEO from March 2017. Mr. Yanay has served in variety of executive positions in Pluristem since 2006 including as our CFO from November 2006 until February 2014 and from February 2015 until March 2017. He also served as our Chief Operating Officer from February 2014 until March 2017. From November 2006 to February 2014, he served as our Secretary and served as our Executive Vice President from March 2013 until February 2014. From 2015 to 2018, Mr. Yanay served as the Co-Chairman of Israel Advanced Technology Industries (IATI), the largest umbrella organization representing Israel’s high tech and life science industries and since August 2012 has continually served as a Director of IATI, representing Israel’s life sciences industry. Prior to joining the Company, Mr. Yanay founded and served as Chairman of “The Israeli Life Science Forum” and also served as the CFO of Elbit Vision Systems Ltd., a public company. In addition, from July 2010 to April 2018, he served on the Board of Directors of Elbit Vision Systems Ltd. Prior to these positions, Mr. Yanay served as manager of audit groups of the technology sector at Ernst & Young Israel.

Mr. Yanay holds a bachelor’s degree with honors in business administration and accounting from the College of Management Academic Studies of Rishon LeZion and is a Certified Public Accountant in Israel.

We believe that Mr. Yanay’s qualifications to sit on our Board include his years of experience in the medical technology industry, his vast skill and expertise in accounting and economics, as well as his knowledge and familiarity with corporate finance.

Chen Franco-Yehuda	38

Mrs. Franco-Yehuda was appointed as our Chief Financial Officer, or CFO, effective as of March 17, 2019. Prior to being appointed as our CFO, Mrs. Franco-Yehuda served as the Company’s Head of Accounting and Financial Reporting since July 2016 and, prior to that, the Company’s Controller since May 2013. Before joining the Company, from October 2008 to April 2013, Mrs. Franco-Yehuda served as a manager of audit groups relating to public and private companies in various industries at PricewaterhouseCoopers (PwC) and also as a lecturer of accounting classes at the Open University of Israel from 2009 to 2014.

Mrs. Franco-Yehuda holds a bachelor’s degree in economics and accounting from Haifa University, and is a certified public accountant in Israel.

Mark Germain*	70

Mr. Germain became a director of the Company in May 2007. Between May 2007 and February 2009, Mr. Germain served as Co-Chairman of our Board. Mr. Germain has been a merchant banker serving primarily the biotech and life sciences industries for over five years. He has been involved as a founder, director, chairman of the board of, and/or investor in, over twenty companies in the biotech field and assisted many of them in arranging corporate partnerships, acquiring technology, entering into mergers and acquisitions, and executing financings and going public transactions. He graduated from New York University School of Law in 1975, Order of the Coif, and was a partner in a New York law firm practicing corporate and securities law before leaving in 1986. Since then, and until he entered the biotech field in 1991, he served in senior executive capacities, including as president of a public company that was sold in 1991. In addition to being a director of the Company, Mr. Germain is a Managing Director at The ÆNTIB Group, a boutique merchant bank. From June 2018 through September 30, 2019, Mr. Germain also served as Vice Chairman of the board of BiondVax Pharmaceuticals Ltd., a company based in Israel engaging in a Phase III clinical trials for a universal flu vaccine, and, effective September 30, 2019 has served as the chairman of the board of BiondVax Pharmaceuticals Ltd.

Mr. Germain also serves or served as a director of the following companies that were reporting companies in the past: ChromaDex Inc., Stem Cell Innovations, Inc., Omnimmune Corp. and Collexis Holdings, Inc. He is also a co-founder and director of a number of private companies in and outside the biotech field.

We believe that Mr. Germain’s qualifications to sit on our Board include his years of experience in the biotech industry, his experience serving as a director of public companies, as well as his knowledge and familiarity with corporate finance.

Moria Kwiat*	41	Dr. Kwiat became a director of the Company in May 2012. Dr. Kwiat is Product Manager at AquaPass, a medical device company that develops a treatment for heart failure. Between 2018 to 2021, she served as an analyst at aMoon, a leading Israeli life sciences venture fund. Between 2016 to 2017, she was a consultant and analyst at Frost & Sullivan, producing equity research for public companies in the healthcare domain. Dr. Kwiat has a broad academic background and scientific experience in inter-disciplinary fields, with specific expertise at the interface between biology and materials field. She is the co-author of multiple scientific papers. Dr. Kwiat holds a Post-Doctoral degree in nanotechnology and material sciences, a Ph.D. in Chemistry and a M.Sc. and B.Sc. in Biotechnology, from Tel Aviv University.

		We believe that Dr. Kwiat’s qualifications to sit on our Board include her knowledge and experience as a scientist and a researcher in the fields of biotechnology and nanotechnology.

Rami Levi	59

Mr. Levi is the Founder and President of Catalyst Group International, LLC where, since 2009, he has provided consulting services relating to strategic planning to notable clients in the private and public sectors. From 2004 to 2006, he served as Senior Deputy General and Head of Marketing Administration at Israel's Ministry of Tourism. He holds an MA with Honors in Political Science from The Hebrew University of Jerusalem.

We believe that Mr. Levi’s qualifications to sit on our Board include his experience in strategic planning, business development and activities in the government sector.

Maital Shemesh-Rasmussen*	51

Ms. Shemesh-Rasmussen has served as the Chief Commercial Officer of Octave Bioscience since February 2021. Prior to this role, Ms. Shemesh-Rasmussen served as the Global Head of Marketing at Roche Diagnostics Information Solutions between 2018 and 2020. Between 2016 and 2018, she worked at Fitango Health, Inc. where she focused on marketing and business development. Between 2013 and 2016, she led Product Marketing at the Oracle Health Sciences Global Business Unit, as well as Marketing and Business Development in the Oracle Digital Health Innovation Unit. Prior to these positions, Ms. Shemesh-Rasmussen served as Vice President at JPMorgan Chase Bank from 2002 until 2007. Ms. Shemesh-Rasmussen holds a BA in Behavioral Sciences from Ben Gurion University.

We believe that Ms. Shemesh-Rasmussen’s qualifications to sit on our Board include her experience in marketing for pharmaceutical companies, science, business development and investment banking.

Doron Shorrer*	68

Mr. Shorrer became a director of the Company in October 2003. Mr. Shorrer was one of the Company’s founders and served as its first Chairman until 2006. Since 1998, Mr. Shorrer has served as the Chairman and CEO of Shorrer International Ltd., an investment and financial consulting company. Mr. Shorrer also serves as a director at each of Sigma Mutual Funds Ltd., Food Save Ltd. and G.D.M. Investments Ltd.

Mr. Shorrer has served as a director of Provident Fund for employees of the Israel Electric Company Ltd. and between 1999 and 2004 he was Chairman of the board of directors of Phoenix Insurance Company, one of the largest insurance companies in Israel, and of Mivtachim Pension Funds Group, the largest pension fund in Israel. Prior to serving in these positions, Mr. Shorrer held senior positions that included Arbitrator at the Claims Resolution Tribunal for Dormant Accounts in Switzerland; Economic and Financial Advisor, Commissioner of Insurance and Capital Markets for the State of Israel; Member of the board of directors of “Nechasim” of the State of Israel; Member Committee for the Examination of Structural Changes in the Capital Market (The Brodet Committee); General Director of the Ministry of Transport; founder and managing partner of an accounting firm with offices in Jerusalem, Tel-Aviv and Haifa; Member of the Lecture Staff of the Hebrew University Business Administration School; Chairman of Amal School Chain; Chairman of a Public Committee for Telecommunications; and Economic Consultant to the Ministry of Energy. In addition, Mr. Shorrer served as a director of Hebrew University employees and Massad Bank from the International Bank group from 2009 to 2018.

Among his many areas of expertise, Mr. Shorrer formulates, implements and administers business planning in the private and institutional sector, in addition to consulting on economic, accounting and taxation issues to a diverse audience ranging from private concerns to government ministries.

		Mr. Shorrer holds a B.A. in Economics and Accounting and an M.B.A. in Business Administration (specialization in finance and banking) from the Hebrew University of Jerusalem and is a Certified Public Accountant in Israel.

		We believe that Mr. Shorrer’s qualifications to sit on our Board include his years of experience in the high-tech industry, his vast skill and expertise in accounting and economics, as well as his knowledge and familiarity with corporate finance.

*	The Board determined that this director or nominee is “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. None of the independent directors has any relationship with us besides serving on our Board.

There are no family relationships between any of the director nominees or executive officers named in this proxy statement.

Required Vote

The affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy shall be sufficient for the election of each of the director nominees.

The Board recommends a vote “FOR” the election of each of the director nominees named above.

PROPOSAL NO. 2 — RATIFICATION OF THE SELECTION OF Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2021.

On March 25, 2021, our Audit Committee dismissed Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, or our Former Auditor, as our independent registered public accounting firm, as the Company’s independent registered public accounting firm, effective after their completion of the review of the Company’s consolidated financial statements for the three months ending March 31, 2021. In addition, on March 25, 2021, our Audit Committee appointedKesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2021, or the Independent Auditors, whose appointment will take place upon the dismissal of our Former Auditors, subject to ratification by our stockholders at the Meeting. We do not expect to have a representative of the Independent Auditors or the Former Auditors attend the Meeting.

The audit reports of the Former Auditor on the Company’s financial statements for the fiscal years ended June 30, 2020 and 2019 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except, with respect to the fiscal year ended June 30, 2019, for an explanatory paragraph in such report regarding substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended June 30, 2020 and 2019, and the subsequent interim period through March 25, 2021, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

During the fiscal years ended June 30, 2020 and 2019, and the subsequent interim period through March 25, 2021, neither the Company, nor anyone on its behalf, consulted the New Auditor regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by the New Auditor that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Neither our by-laws, our other governing documents, nor other law requires stockholder ratification of the selection of the Independent Auditors as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of the Independent Auditors to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote

The affirmative vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy shall be sufficient for the ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2021, subject to ratification by our stockholders at the Meeting. We do not expect to have a representative of the Independent Auditors attend the Meeting.

The Board recommends a vote “FOR” the ratification of the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2021.

PROPOSAL NO. 3 — ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and related rules of the SEC, we are including a separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement, or our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. To learn more about our executive compensation, see “Executive Compensation – Compensation Discussion and Analysis” elsewhere in this Proxy Statement.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.  To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the compensation committee of our Board, or the Compensation Committee, will evaluate whether any actions are necessary to address the concerns of stockholders.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

“RESOLVED, that the Company's stockholders approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers as described in this proxy statement, including the “Compensation Discussion and Analysis” section, the compensation tables and the other narrative compensation disclosures.”

Required Vote

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to approve this Proposal No. 3. The opportunity to vote on this Proposal No. 3 is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on Proposal  No. 3 is not binding upon us and serves only as a recommendation to our Board.  Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

CORPORATE GOVERNANCE

Committees and Meetings of Our Board

The Board held 10 meetings during Fiscal Year 2020. Throughout this period, each member of our Board who was a director in Fiscal Year 2020 attended or participated in at least 75% of the aggregate of the total number of meetings of our Board held and the total number of meetings held by all committees of our Board on which each the director served during the periods such director served. Our Board has three standing committees: the Compensation Committee, the Audit Committee and the Nominating Committee.

Audit Committee. Until June 30, 2020, the members of our Audit Committee were Doron Shorrer, Nachum Rosman and Israel Ben-Yoram. As a result of the voting outcome from the stockholders meeting held on June 29, 2020, or the 2020 Annual Meeting, on June 30, 2020, each of Messrs. Ben-Yoram and Rosman resigned as members of the Board effective immediately. Messrs. Ben-Yoram’s and Rosman’s resignations as members of the Board also constituted their resignations as members of the Audit Committee. Effective July 1, 2020, the Board appointed Ms. Kwiat and Mr. Braun to serve on the Audit Committee and determined that Mr. Doron Shorrer is an Audit Committee financial expert. Following the 2020 Annual Meeting, we intend to appoint a qualified individual to serve on the Audit Committee in place of Mr. Braun. Doron Shorrer is the Chairman of the Audit Committee, and our Board has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the Nasdaq rules and regulations. The Audit Committee operates under a written charter that is posted on our website at www.pluristem.com. The information on our website is not incorporated by reference into this Proxy Statement. The primary responsibilities of our Audit Committee include:

●	appointing, compensating and retaining our registered independent public accounting firm;

●	overseeing the work performed by any outside accounting firm;

●	assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by us to the SEC, our stockholders or to the general public, and (ii) our internal financial and accounting controls; and

●	recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations.

Our Audit Committee held 5 meetings during Fiscal Year 2020.

Compensation Committee. Until June 30, 2020 the members of our Compensation Committee were Doron Shorrer, Nachum Rosman and Israel Ben-Yoram. As a result of the voting outcome from the 2020 Annual Meeting, on June 30, 2020, Messrs. Israel Ben-Yoram and Rosman resigned as members of the Board, effective immediately. Messrs. Ben-Yoram’s and Rosman’s resignations as members of the Board also constituted their resignations as members of the Compensation Committee. Effective July 1, 2020, the Board appointed Mr. Braun to serve on the Compensation Committee. Following the 2020 Annual Meeting, we intend to appoint a qualified individual to serve on the Compensation Committee in place of Mr. Braun. The Board has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Compensation Committee operates under a written charter that is posted on our website at www.pluristem.com. The information on our website is not incorporated by reference into this Proxy Statement. The primary responsibilities of our Compensation Committee include:

●	reviewing and recommending to our Board the annual base compensation, the annual incentive bonus, equity compensation, employment agreements and any other benefits of our executive officers;

●	administering our equity based plans and making recommendations to our Board with respect to our incentive–compensation plans and equity–based plans; and

●	annually reviewing and making recommendations to our Board with respect to the compensation policy for such other officers as directed by our Board.

Our Compensation Committee held 6 meetings during Fiscal Year 2020.  In Fiscal Year 2020, the Compensation Committee engaged Deloitte Israel to review the Company’s existing compensation structure for its executive officers and non-executive directors. Such review included a benchmark analysis that evaluated the compensation that we pay our CEO, CFO, Executive Chairman and non-executive directors in comparison to our peer group. When evaluating the appropriateness of our compensation peer group, the Compensation Committee seeks to construct and approve a peer group of companies in similar industries of similar size to that of our Company. As a result, the Company has revised its compensation structure for its executive officers, Executive Chairman and non-executive directors as further described herein, which shall impact such compensation for the fiscal year ending June 30, 2021.

Nominating Committee. Until June 30, 2020, the members of our Nominating Committee were Mark Germain, Doron Shorrer and Nachum Rosman. As a result of the voting outcome from the 2020 Annual Meeting, on June 30, 2020, Mr. Rosman resigned as member of the Board, effective immediately. Mr. Rosman’s resignation as a member of the Board also constituted his resignation as a member of the Nominating Committee. Mr. Germain is the Chairman of the Nominating Committee. The Board has determined that all of the members of the Nominating Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Nominating Committee operates under a written charter that is posted on the “Investors” section of our website, www.pluristem.com. The primary responsibilities of our Nominating Committee include:

●	Overseeing the composition and size of the Board, developing qualification criteria for Board members and actively seeking, interviewing and screening individuals qualified to become Board members for recommendation to the Board;

●	Recommending the composition of the Board for each annual meeting of stockholders; and

●	Reviewing periodically with the Chairman of the Board and the Chief Executive Officer the succession plans relating to positions held by directors, and making recommendations to the Board with respect to the selection and development of individuals to occupy those positions.

 Our Nominating Committee held 4 meetings during Fiscal Year 2020.  The Nominating Committee did not receive advice from or retain any consultants during Fiscal Year 2020.

Director Nominations

The Nominating Committee is responsible for developing and approving criteria, with Board approval, for candidates for Board membership. The Nominating Committee is responsible for overseeing the composition and size of the Board, developing qualification criteria for Board members and actively seeking, interviewing and screening individuals qualified to become Board members for recommendation to the Board and for recommending the composition of the Board for each of the Company’s annual meetings. The Board as a whole is responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders.

Nominees for director will be selected on the basis of their integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. No particular criteria will be a prerequisite or will be assigned a specific weight, nor does the Company have a diversity policy. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

We have never received communications from stockholders recommending individuals to any of our independent directors. Therefore we do not yet have a policy with regard to the consideration of any director candidates recommended by stockholders. In Fiscal Year 2020, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board. We have not received any recommendations from stockholders for Board nominees. All of the nominees for election at the Meeting are current members of our Board.

Board Leadership Structure.  Following the completion of the transition period of our Co-CEO structure, in 2019, we revised our leadership structure such that it is now led by the joint leadership of the persons serving as our Executive Chairman and our CEO. We believe this structure is appropriate for a company of our size and complexity, because Mr. Aberman (a) has led the development of our products and is one of the pioneers of the allogeneic cell therapy industry, (b) is the individual most familiar with our business and industry, (c) possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us, and is thus, in the opinion of the Board, best positioned to develop agendas to ensure the Board’s time and attention are focused on matters which are critical to us, and (d) conveys a clear, cohesive message to our stockholders, employees and industry partners.

Mr. Aberman serves as our Chairman of the Board. In his position as Chairman of the Board, Mr. Aberman is responsible for setting the agenda and priorities of the Board.

As CEO, Mr. Yanay, leads our day-to-day business operations and is directly accountable to the full Board, and, in addition, is responsible for our management operations and for general oversight of our business and the various management teams that are responsible for our day-to-day operations. We believe that this structure provides an efficient and effective leadership model for the Company to enable us to deliver better results and explore opportunities for the company and its investors.

Because the Chairman of the Board is also an executive of the Company, and previously served as our Co-CEO until June 2019, the Board has designated an independent director to serve as the lead independent director to enhance the Board’s ability to fulfill its responsibilities independently. The Board has appointed Mark Germain as lead independent director. The lead independent director serves as the liaison between the Chairman and the independent directors.

We believe that having different persons serving as Executive Chairman and CEO, together with an empowered lead independent director, is the optimal Board structure to provide independent oversight and management accountability while ensuring that our strategic plans are pursued to optimize long-term stockholder value.

Risk Oversight.  The Board, including the Audit Committee and Compensation Committee, periodically reviews and assesses the significant risks to the Company. Our management is responsible for our risk management process and the day-to-day supervision and mitigation of risks. These risks include strategic, operational, competitive, financial, legal and regulatory risks. Our Board leadership structure, together with the frequent interaction between our directors and management, assists in this effort. Communication between our Board and management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements.

While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed of such risks through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board administers its risk oversight responsibilities through the CEO and the CFO, who, together with management representatives of the relevant functional areas, review and assess our operations as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

Our Board has adopted a Code of Business Conduct and Ethics that applies to, among other persons, members of our Board, our officers including our CEO (being our principal executive officer) and our CFO (being our principal financial and accounting officer) and our employees. Our Code of Business Conduct and Ethics is posted on our website at www.pluristem.com. The information on our website is not incorporated by reference into this Definitive Proxy.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings.

We have reviewed all forms provided to us or filed with the SEC. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filings during the past fiscal year were filed on a timely basis and that all directors, executive officers and 10% beneficial owners have fully complied with such requirements during the past fiscal year, except as follows:

●	A Form 3, filed on June 29, 2020, was filed late by Clover Wolf Capital – Limited Partnership, which did not involve a transaction; and

●	Two reports on Form 4, filed on June 29, 2020 and July 7, 2020, were filed late by Clover Wolf Capital – Limited Partnership, resulting in 11 transactions and 4 transactions, respectively, not being reported on a timely basis.

COMMUNICATING WITH OUR BOARD

Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate.  Mr. Shorrer, one of our independent directors, and the Chairman of our Audit Committee, with the assistance of our outside counsel, is primarily responsible for monitoring communications from our stockholders and for providing copies or summaries to the other directors as he considers appropriate. Communications are forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Shorrer considers to be important for the directors to know.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board should address such communications to: Pluristem Therapeutics, Inc., c/o Doron Shorrer, Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409.

ATTENDANCE AT SPECIAL AND ANNUAL STOCKHOLDER MEETINGS

We encourage our directors to attend our special and annual stockholders meetings. Mr. Aberman, our Executive Chairman, and Mr. Yanay, our CEO, president and director, attended our last annual stockholder meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board is comprised solely of independent directors as defined by Nasdaq and non-employee directors as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Compensation Committee has the authority and responsibility to review and make recommendations to the Board regarding the compensation of our CEO, Executive Chairman and CFO. Our named executive officers for Fiscal Year 2020 are those three individuals listed in the “Summary Compensation Table” below. Other information concerning the structure, roles and responsibilities of our Compensation Committee is set forth in “Board Meetings and Committees—Compensation Committee” section above.

At our 2019 stockholders meeting, we provided our stockholders with the opportunity to cast an advisory vote on our then named executive officers’ compensation. Over 70% of the votes cast on this “2019 say-on-pay vote” were voted in favor of the proposal. We have considered the 2019 say-on-pay vote and we believe that the support from our stockholders for the 2019 say-on-pay vote proposal indicates that our stockholders are supportive of our approach to executive compensation. At our 2019 stockholders meeting, our stockholders voted in favor of the proposal to hold say-on-pay votes every two years, and we are holding this vote again at the Meeting as described in Proposal No. 3 above. We will continue to consider the outcome of our say-on-pay votes when making compensation decisions regarding our named executive officers.

A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for our continued growth and success and to align the interests of these executives with those of our stockholders. To this end, our compensation programs for executive officers are designed to achieve the following objectives:

●	attract, hire, and retain talented and experienced executives;

●	motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

●	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success and the tenure of each team member as a factor in achieving such success;

●	focus executive behavior on achievement of our corporate objectives and strategy;

●	build a mechanism of “pay for performance”; and

●	align the interests of management and stockholders by providing management with longer-term incentives through equity ownership.

The Compensation Committee reviews the allocation of compensation components regularly to ensure alignment with strategic and operating goals, competitive market practices and legislative changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation. Certain compensation components, such as base salaries, benefits and perquisites, are intended primarily to attract, hire, and retain well-qualified executives. Other compensation elements, such as long-term incentive opportunities, are designed to motivate and reward performance. Long-term incentives are intended to reward our long-term performance and executing our business strategy, and to strongly align named executive officers’ interests with those of stockholders. As such, from time to time, the Compensation Committee, and/or the Board, may engage external consultants to provide the Company with data that the Compensation Committee and/or Board may deem to be appropriate in determining the compensation of our executive officers, and the compensation, if any, paid to the members of the Board.

With respect to equity compensation, the Compensation Committee makes awards to executives under our equity compensation plans as approved by the Board. Executive compensation is paid or granted based on such matters as the Compensation Committee deems appropriate, including our financial and operating performance, the alignment of the interests of the executive officers and our stockholders, the performance of our Common Stock and our ability to attract and retain qualified individuals.

Elements of Executive Officer Compensation

Our executive officer compensation program is comprised of: (i) base salary or monthly compensation; (ii) performance based bonuses; (iii) long-term equity incentive compensation in the form of RSU grants; and (iv) benefits and perquisites.

In establishing overall executive compensation levels and making specific compensation decisions for our executive officers in Fiscal Year 2020, the Compensation Committee considered a number of criteria, including the executive’s position, scope of responsibilities, prior base salary and annual incentive awards and expected contribution. In that regard, our Compensation Committee decided to provide our Executive Chairman, Mr. Aberman, and our CEO, Mr. Yanay, with base salaries, RSU awards, acceleration of such awards under certain circumstances, and performance based bonuses in their respective employment and/or consulting agreement, as opposed to certain terms contained in our CFO’s employment agreement, as amended, and compensation package, based on their respective positions, seniority and scope of responsibilities.

Generally, our Compensation Committee reviews and, as appropriate, approves compensation arrangements for our named executive officers, from time to time but not less than once a year. The Compensation Committee also takes into consideration our CEO recommendations for the compensation of our CFO. Our CEO generally presents these recommendations at the time of our Compensation Committee’s review of executive compensation arrangements.

On September 10, 2020, our Board, upon recommendation from our Compensation Committee, approved new compensation arrangements for our CEO, CFO and Executive Chairman as well as our non-executive directors. In that regard, the Compensation Committee recently engaged Deloitte Israel to review the Company’s existing compensation structure for its executive officers and non-executive directors. Such review included a benchmark analysis that evaluated the compensation that we pay our CEO, CFO, Executive Chairman and non-executive directors in comparison to our peer group. When evaluating the appropriateness of our compensation peer group, the Compensation Committee seeks to construct and approve a peer group of companies in similar industries of similar size to that of our Company. As a result, the Company has revised its compensation structure for its executive officers, Executive Chairman and non-executive directors as further described herein, which shall impact such compensation for the fiscal year ending June 30, 2021.

Base Salary

The Compensation Committee performs a review of base salaries / monthly compensation for our named executive officers from time to time as appropriate. In determining salaries, the Compensation Committee members also take into consideration their understanding of the compensation practices of comparable companies (based on size and stage of development), especially in Israel, where our named executive officers reside; independent third party market data such as compensation surveys to industry, including information relating to peer companies; individual experience and performance adjusted to reflect individual roles; and contribution to our clinical, regulatory, commercial and operational performance. None of the factors above has a dominant weight in determining the compensation of our executive officers, and our Compensation Committee considers the factors as a whole when considering such compensation. In addition, our Compensation Committee may, from time to time, use comparative data regarding compensation paid by peer companies in order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies, and not as part of an analysis or a formula. We may also change the base salary / monthly compensation of an executive officer at other times due to market conditions. We believe that a competitive base salary / monthly compensation is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance.

Base salaries and/or monthly compensation are established in part based on the individual experience, skills and expected contributions of our executives and our executives’ performance during the prior year. Compensation adjustments are made occasionally based on changes in an executive’s level of responsibility, Company progress or on changed local and specific executive employment market conditions.

On June 30, 2019, the Board, upon the recommendation of our Compensation Committee, approved, as part of a comprehensive plan to reduce expenses, the reduction of the annual salary of our CEO and the annual compensation paid to our Executive Chairman, each by 25% from their current levels until the earlier of closing market capitalization on the Nasdaq Capital Market reaching $170 million; or (2) June 30, 2020.

On February 6, 2020, the Board, upon the recommendation of our Compensation Committee, approved the increase of our CFO’s salary from NIS 36,000 per month to NIS 42,000 per month effective February 1, 2020.

On March 26, 2020, the Board, upon the recommendation of our Compensation Committee, approved the reduction of the annual salary of the CEO, the annual compensation paid to the Executive Chairman, and the annual salary of the CFO each by 50% from their annual salaries as provided in their respective employment and consulting agreements with the Company, until such time as the Company obtains better clarity on the global impact of COVID-19, or the COVID-19 Executive Compensation Reductions.

On May 7 ,2020, the Board approved, effective May 1, 2020, the partial reinstatement of the annual salary, paid monthly, to our CEO, the annual compensation, paid monthly, to our Executive Chairman, and the annual salary, paid monthly, of our CFO each up to 85% from their annual salaries, paid on a monthly basis, as provided in their respective employment and consulting agreements with the Company, or the Partial Salary Reinstatement. The Board also determined that effective on June 1, 2020, such annual fees, salaries and compensation, paid monthly, shall be reinstated at 100%, or the Full Salary Reinstatement.

On September 10, 2020, at the recommendation of our Compensation Committee, our Board approved, effective as of January 1, 2021, on the one hand, an increase to the base salary of our CEO and CFO such that the respective salaries will increase to 99,000 NIS and 65,000 NIS, and on the other hand, a decrease to the monthly consulting fee of our Executive Chairman to 142,250 NIS per month starting January 1, 2021 and effective through the earlier of December 31, 2021 or the filing of a Biologics License Applications, or BLA. Upon the expiration of the consulting agreement, we intend to enter into a new consulting agreement with Mr. Aberman or an entity which he controls. As a result of these changes, we entered into new employment and service agreements, as the case may be, with of each of our CEO, CFO and Executive Chairman. In this Proxy Statement, we refer to such base salary amendments as the 2021 Base Salary Adjustments.

In addition, Mr. Aberman and Mr. Yanay are no longer eligible for annual director fees.

Performance Based Bonus

Given the nature of our business, the determination of incentives for our executives is generally tied to success in promoting our Company’s development. We are continually seeking non-dilutive sources of funding. In addition, a key component of our strategy is to develop and manufacture cell therapy products for the treatment of multiple disorders through collaboration with other companies and entering into licensing agreements with such companies, such as our agreement with CHA Biotech Ltd. Therefore, in order to reward our Executive Chairman and CEO, each of Mr. Yanay and Mr. Aberman will be entitled to a bonus equal to 1.5% of amounts received by us from non-dilutive funding received, among other things, from corporate partnering and strategic deals.

On September 10, 2020, our Board, upon recommendation by our Compensation Committee, approved a bonus for Mrs. Franco-Yehuda of 0.5% of amounts received by us from strategic deals and up to the equivalent of three times her monthly salary at the discretion of the Board. Mr. Yanay will also be eligible for a special bonus of up to three times his salary, payable at the discretion of the Board or the Compensation Committee. In addition, our Board approved a target bonus to our CEO, Mr. Yanay, equal to up to seven times his monthly salary and to our CFO, Mrs. Franco-Yehuda, of up to five and a half times her monthly salary, subject to milestones and performance targets that will be set by our Compensation Committee. The Board approved the changes to the performance based bonuses of our CEO and CFO in order to support our business strategy and to promote extraordinary performance and achievement.

On May 7, 2020, the Board, upon the recommendation of our Compensation Committee, approved a one-time bonus to our CFO of NIS 50,000, or approximately $14,000 for her extraordinary efforts relating to the EIB Agreement.

Long-Term Equity Incentive Compensation

Long-term incentive compensation allows the executive officers to share in any appreciation in the value of our Common Stock. The Compensation Committee believes that stock participation aligns executive officers’ interests with those of our stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level expected to be competitive within the biotechnology industry, as well as with Israeli based companies. We do not have a formula relating to, and did not conduct any analysis of, the level of awards that is competitive within the biotechnology industry and Israeli based companies. In determining the amount of each grant, the Compensation Committee also takes into account the number of shares held by the executive prior to the grant. Awards are made on a discretionary basis and not pursuant to specific criteria set out in advance.

RSU awards provide our executive officers with the right to purchase shares of our Common Stock at a par value of $0.00001, subject to continued employment with our Company. In recent years, we granted our executive officers RSU awards.

We chose to grant RSU awards and not options because RSU awards, once vested, always have an immediate financial value to the holder thereof, unlike options where the exercise price might be below the current market price of the shares and therefore not have any intrinsic value to the holder thereof. Our Executive Chairman, CEO and CFO are entitled to acceleration of the vesting of their awards in the following circumstances: (1) if we terminate their employment, they will be entitled to acceleration of 100% of any unvested award and (2) if they resign, they will be entitled to acceleration of 50% of any unvested award. In addition, our Executive Chairman, CEO and CFO are entitled to an acceleration of 100% of any unvested RSUs in the event of a change in control as defined in their consulting or employment agreement. All grants are approved, upon receipt of recommendation by our Compensation Committee, by our Board.

Benefits and Perquisites

Generally, benefits available to Mr. Yanay and Mrs. Franco-Yehuda are available to all employees on similar terms and include welfare benefits, paid time-off, life and disability insurance and other customary or mandatory social benefits in Israel. We provide our named executive officers with a phone and a Company car, or reimbursement for car or phone expenses, which are customary benefits in Israel to managers and officers. Our Executive Chairman and CEO are also entitled to receive, once a year, a fixed sum equal to the amount of the monthly compensation to such Executive Chairman and CEO. Subsequent to our Fiscal Year 2020, following the 2021 Base Salary Adjustments, this fixed sum payment will no longer be paid to our Executive Chairman or CEO.

While the agreement will be terminated on the earlier of December 31, 2021 or upon the filing of a BLA, we have agreed to pay Mr. Aberman an adjustment fee as provided above, but only during the period between January 1, 2021 and December 31, 2021, or in the event of a change of control equal to nine months of consulting fees; provided, however that such adjustment fees shall be paid in two installments as follows: (i) 38,250 NIS on January 1, 2021, and 1,307,250 NIS on December 31, 2021.

Mr. Yanay is entitled to a severance payment that equals a month’s compensation for each twelve-month period of employment or otherwise providing services to the Company, and an additional adjustment fee that equals the monthly salary amount multiplied by 6, plus the number of years the employment agreement remains in force from September 12, 2018, but in any event no more than 9 years in the aggregate.

In conjunction with the 2021 Base Salary Adjustments, the employment agreement of our CFO was amended to also provide for an adjustment fee that equals her monthly salary amount multiplied by three, plus the number of years the employment agreement remained in force from June 30, 2020, but in any event no more than six months of adjustment fees in the aggregate.

Mrs. Chen Franco-Yehuda is also entitled to severance pay upon termination of employment for any reason, including retirement, based on 8.333% of her monthly base salary, according to section 14 of the Severance Pay Law, 1963.

We do not believe that the benefits and perquisites described above deviate materially from the customary practice for compensation of executive officers by other companies similar in size and stage of development in Israel.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and our annual report on Form 10-K for Fiscal Year 2020.

Compensation Committee Members: Doron Shorrer, Chairman Isaac Braun

Summary Compensation Table

The following table shows the particulars of compensation paid to our named executive officers for the fiscal years ended June 30, 2020 and 2019. We do not currently have any other executive officers.

Name and Principal Position	Fiscal Year		Salary ($)(1)		Stock- based Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Zami Aberman	2020		439,704	(5)	-	61,540	501,244
Executive Chairman	2019	(4)	551,137	(5)	478,500	66,857	1,096,494
Yaky Yanay	2020		320,911	(7)	-	29,466	350,377
CEO	2019	(6)	396,632	(7)	461,100	29,253	886,985
Chen Franco-Yehuda	2020		179,229		-	28,461	207,690
CFO	2019	(8)	78,889		112,329	13,599	204,817

(1)	Salary payments which were in NIS, were translated into US$ at the then current exchange rate for each payment. The salaries of Mr. Yanay and Mrs. Franco-Yehuda are comprised of base salaries and additional payments and provisions such as welfare benefits, paid time-off, life and disability insurance and other customary or mandatory social benefits to employees in Israel.

(2)	The fair value recognized for the stock-based awards was determined as of the grant date in accordance with Accounting Standards Codification, or ASC, 718. Assumptions used in the calculations for these amounts are included in Note 2(l) to our consolidated financial statements for Fiscal Year 2020 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

(3)	Represents cost to us in connection with car or car expenses reimbursement and mobile phone expenses. The Company also pays our CEO and Executive Chairman the tax associated with this benefit, which is grossed up and included in the “all other compensation” column for Mr. Aberman. Mr. Yanay’s gross up is part of the amount in the Salary column in the table above. For our CFO “all other compensation” includes a onetime bonus of NIS 50,000, or approximately $14,000.

(4)	Mr. Aberman ceased to serve as our Co-CEO and commenced to serve solely in his capacity as Executive Chairman on June 24, 2019. The compensation reflects amounts received during the entire fiscal year.

(5)	Includes $18,486 and $23,068 paid to Mr. Aberman as compensation for services as a director in Fiscal Year 2020 and 2019 respectively.

(6)	Mr. Yanay ceased to serve as our Co-CEO and commenced to serve as the sole CEO on June 24, 2019. The compensation reflects amounts received during the entire fiscal year.

(7)	Includes $18,400 and $23,582 paid to Mr. Yanay as compensation for services as a director in Fiscal Year 2020 and 2019, respectively.

(8)	Mrs. Franco-Yehuda was appointed as our CFO on March 14, 2019. The compensation reflects amounts received during the entire fiscal year.

During the fiscal year ended June 30, 2020, we had the following written agreements and other arrangements concerning compensation with our named executive officers:

(a)	Mr. Aberman is engaged with us as a consultant and currently receives a monthly consulting fee of 149,500 NIS (approximately $43,000 per month). In addition, Mr. Aberman is entitled once a year to receive an additional amount that equals the monthly consulting fee. All amounts above are paid plus value added tax. Mr. Aberman is also entitled to a performance based bonus of one and a half percent (1.5%) from amounts received by us from non-diluting funding and strategic deals. Mr. Aberman is entitled to car expenses reimbursement. In addition, Mr. Aberman received annual director fees of $20,000 (set at a rate of 4.25 NIS per U.S. dollar). On June 30, 2019, our Board, upon the recommendation of our Compensation Committee, approved the reduction of the annual compensation paid to Mr. Aberman, and his annual fees paid to him as a director, by 25% from his current levels until the earlier of closing market capitalization on the Nasdaq Capital Market reaching $170 million; or (2) June 30, 2020. On March 26, 2020, the Board, upon the recommendation of our Compensation Committee, approved the COVID-19 Executive Compensation Reduction. On May 7, 2020, the Board approved, effective May 1, 2020, the Partial Salary Reinstatement. In addition, effective June 1, 2020, the Full Salary Reinstatement took effect.

(b)	Mr. Yanay received a monthly salary of 80,000 NIS, approximately $23,000 per month. In addition, Mr. Yanay was entitled once a year to receive an additional amount that equals his monthly salary. Mr. Yanay is provided with a cellular phone and a Company car pursuant to the terms of his agreement. Furthermore, Mr. Yanay was entitled to a performance based bonus of one and a half percent (1.5%) from amounts received by us from non-diluting funding and strategic deals. Mr. Yanay received annual director fees of $20,000 (set at a rate of 4.25 NIS per U.S. dollar). On June 30, 2019, our Board, upon the recommendation of our Compensation Committee, approved the reduction of the annual salary of Mr. Yanay, and the annual fees paid to him as a director, by 25% from his current levels until the earlier of closing market capitalization on the Nasdaq Capital Market reaching $170 million; or (2) June 30, 2020. On March 26 ,2020, the Board, upon the recommendation of our Compensation Committee, approved the COVID-19 Executive Compensation Reduction. On May 7, 2020, the Board approved, effective May 1, 2020, the Partial Salary Reinstatement. In addition, effective June 1, 2020, the Full Salary Reinstatement took effect.

(c)	Mrs. Franco-Yehuda’s monthly salary was 42,000 NIS. Mrs. Franco-Yehuda receives car and cellular phone expense reimbursements pursuant to the terms of her agreement. On March 26, 2020, the Board, upon the recommendation of our Compensation Committee, approved the COVID-19 Executive Compensation Reduction. On May 7, 2020, the Board approved, effective May 1, 2020, the Partial Salary Reinstatement. In addition, effective June 1, 2020, the Full Salary Reinstatement took effect.

Potential Payments Upon Termination or Change-in-Control

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change-in-control) or a change of responsibilities following a change-in-control, except for the following: (i) in the event of termination of Mr. Aberman’s Consulting Agreement, he will be entitled to receive an adjustment fee that equals the monthly consulting fees multiplied by nine; (ii) in the event of termination of Mr. Yanay employment, he is entitled to a severance payment, under Israeli law, that equals a month’s compensation for each twelve-month period of employment or otherwise providing services to the Company, and an additional adjustment fee that equals the monthly base salary multiplied by six, plus the number of years the employment agreement is in force from September 12, 2018, but in any event no more than nine months in the aggregate; and (iii) in the event of termination of Mrs. Franco-Yehuda’s employment, she is entitled to a severance payment, under Israeli law, that equals a month’s compensation for each twelve-month period of employment or otherwise providing services to the Company, and in addition, effective as September 10, 2020, she will be entitled to receive an adjustment fee that equals her monthly salary amount multiplied by three, plus the number of years the employment agreement remains in force from June 30, 2020, but in any event no more than six years in the aggregate.

In addition, Mr. Aberman and Mr. Yanay are entitled to acceleration of the vesting of their stock options and restricted stock in the following circumstances: (1) if we terminate their employment, they will be entitled to acceleration of 100% of any unvested awards and (2) if they resign, they will be entitled to acceleration of 50% of any unvested award. In addition, Mr. Aberman, Mr. Yanay and Mrs. Franco-Yehuda are also entitled to acceleration of 100% of any unvested award in case of our change in control as defined in their respective consulting and employment agreements. Effective September 10, 2020, Mrs. Franco-Yehuda is also entitled to an acceleration of the vesting of any unvested awards in the following circumstances: (1) if we terminate her employment, she will be entitled to acceleration of 100% of any unvested award and (2) if she resigns, she will be entitled to acceleration of 50% of any unvested awards.

The following table displays the value of what our CEO, Executive Chairman and CFO would have received from us had their employment been terminated, or a change in control of us happened on June 30, 2020.

Officer	Salary	Accelerated Vesting of RSUs (1)		Total

Zami Aberman
Terminated due to officer resignation	$388,200	$364,650	(2)	$752,850
Terminated due to discharge of officer	$388,200	$729,300	(3)	$1,117,500
Change in control	-	$729,300	(4)	$729,300

Yaky Yanay
Terminated due to officer resignation	$421,708	$362,440	(2)	$784,148
Terminated due to discharge of officer	$421,708	$724,880	(3)	$1,146,588
Change in control	-	$724,880	(4)	$724,880

Chen Franco Yehuda
Terminated due to officer resignation	$36,378	-		$36,378
Terminated due to discharge of officer	$36,378	-		$36,378
Change in control	-	$77,129	(4)	$77,129	(4)

(1)	Value shown represents the difference between the closing market price of our shares of Common Stock on June 30, 2020 of $8.84 per share and the applicable exercise price of each grant.

(2)	50% of all unvested RSUs issued under the applicable equity incentive plans vest upon a termination without cause under the terms of those plans.

(3)	All unvested RSUs issued under the applicable equity incentive plans vest upon a termination due to discharge.

(4)	All unvested RSUs issued under the applicable equity incentive plans vest upon a change in control under the terms of those plans.

Pension, Retirement or Similar Benefit Plans

We have no arrangements or plans, except for those we are obligated to maintain pursuant to the Israeli law, under which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options, RSUs or restricted shares at the discretion of our Board in the future.

Grants of Plan-Based Awards

There were no grants of plan-based equity awards made to our named executive officers during the fiscal year ended June 30, 2020.

Outstanding Equity Awards at the End of Fiscal Year 2020

The following table presents the outstanding equity awards held as of June 30, 2020 by our named executive officers:

Number of Securities Underlying Unexercised Stock Awards
Name	Number of shares that have not vested (#)		Market value of shares that have not vested ($)
Zami Aberman	50,000	(1)	$442,000
	32,500	(2)	$287,300
Yaky Yanay	50,000	(1)	$442,000
	32,000	(3)	$282,880
Chen Franco-Yehuda	625	(4)	$5,525
	1,850	(5)	$16,354
	6,250	(6)	$55,250

(1)	50,000 RSUs vest in 4 equal installments of 12,500 on September 22, 2020 and every 3 months thereafter.

(2)	32,500 RSUs vest as follows:

a.	7,500 RSUs vest in 2 equal installments of 3,750 on September 19, 2020 and 3 months thereafter, and

b.	25,000 RSUs vest in 8 equal installments of 3,125 on March 19, 2021 and every 3 months thereafter.

(3)	32,500 RSUs vest as follows:

a.	7,000 RSUs vest in 2 equal installments of 3,500 on September 19, 2020 and 3 months thereafter, and

b.	25,000 RSUs vest in 8 equal installments of 3,125 on March 19, 2021 and every 3 months thereafter.

(4)	625 RSUs vest as follows:

a.	625 RSUs vest on June 14, 2021.

(5)	1,850 RSUs vest as follows:

a.	250 RSUs vest in 2 equal installments of 125 on September 19, 2020 and 3 months thereafter,

b.	1,000 RSUs vest in 8 equal installments of 125 on March 19, 2021 and every 3 months thereafter, and

c.	600 RSUs vest on December 19, 2022.

(6)	6,250 RSUs vest as follows:

a.	2,250 RSUs vest in 3 equal installments of 750 on September 28, 2020 and every 3 months thereafter, and

b.	4,000 RSUs vest as follows: 12.5% vest on June 28, 2021 and the remaining shares vest in 8 equal installments every 3 months thereafter.

Option Exercises and Stock Vested Table

The following table presents the named executive officers’ RSUs that vested during Fiscal Year 2020.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Zami Aberman	65,000	255,888
Yaky Yanay	64,000	251,120
Chen Yehuda-Franco	5,175	25,738

Long-Term Incentive Plans-Awards in Last Fiscal Year

We have no long-term incentive plans, other than the 2016 Equity Compensation Plan, or the 2016 Plan, and the 2019 Equity Compensation Plan, or the 2019 Plan.

Compensation of Directors

The following table provides information regarding compensation earned by, awarded or paid to each person for serving as a director who is not an executive officer during Fiscal Year 2020:

Name	Fees Earned or Paid in Cash ($)	Stock-based Awards ($) (1)	Total ($)
Mark Germain	17,291	-	17,291
Nachum Rosman (2)	21,998	-	21,998
Doron Shorrer	22,479	-	22,479
Hava Meretzki (3)	19,233	-	19,233
Isaac Braun	20,630	-	20,630
Israel Ben-Yoram (2)	21,723	-	21,723
Moria Kwiat	20,105	-	20,105

(1)	The fair value recognized for the stock-based awards was determined as of the grant date in accordance with ASC 718. Assumptions used in the calculations for these amounts are included in Note 2(l) to our consolidated financial statements for Fiscal Year 2020 included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020.

(2)	Effective as of June 29, 2020, and the result of the 2020 Annual Meeting, this director was not reappointed to serve on the Board.

(3)	Ms. Meretzki was not re-nominated as a director nominee, and therefore, effective as of June 29, 2020, Ms. Meretzki ceased to serve on the Board.

We reimburse our directors for expenses incurred in connection with attending board meetings according to a written and Board approved policy. We provided the following compensation for directors: annual cash compensation of $15,000; meeting participation fees of $935 per in-person meeting; and for meeting participation by telephone, $435 per meeting. The Board has determined that the dollar rate would be not less than 4.25 NIS per dollar. On September 10, 2020, our Board, upon the recommendation of our Compensation Committee, approved the change of their current compensation components to an annual fee of $35,000 and we will no longer pay additional payments based on meeting participation. In addition, members of our Board committees shall be compensated as follows (i) the Chairman of our Audit Committee shall receive an additional annual fee of $10,000 and, in the event of an annual equity grant issued to directors, or an Annual Director Grant, an additional 10% of equity securities in addition to such grant, and each other member of the Audit Committee shall receive an additional annual fee of $3,000 and, in the event of an Annual Director Grant, an additional 3% of equity securities in addition to such grant; (ii) the Chairman of our Compensation Committee shall receive an additional annual fee of $4,000 and, in the event of an Annual Director Grant, an additional 4% of equity securities in addition to such grant, and each other member of the Compensation Committee shall receive an additional annual fee of $2,000 and, in the event of an Annual Director Grant, an additional 2% of equity securities in addition to such grant; and (iii) the Chairman of our Nominating Committee shall receive an additional annual fee of $4,000 and, in the event of an Annual Director Grant, an additional 4% of equity securities in addition to such grant, and each other member of the Nominating Committee shall receive an additional annual fee of $2,000 and, in the event of an Annual Director Grant, an additional 2% of equity securities in addition to such grant.

On June 30, 2019, our Board, upon the recommendation of our Compensation Committee, approved the reduction of the annual fees paid to each of our directors by 25% from their current levels until the earlier of closing market capitalization on the Nasdaq Capital Market reaching $170 million; or (2) June 30, 2020. On March 26 ,2020, the Board, upon the recommendation of our Compensation Committee, approved the reduction of the annual fee paid to each director by an additional 25%, such that their annual fee was cut by 50%, until such time as the Company obtains better clarity on the global impact of COVID-19. On May 7, 2020, the Board approved, effective May 1, 2020, a partial reinstatement of the annual fee, paid monthly, to each non-executive director of the Company to 85% of such fee. In addition, effective June 1, 2020, the aforementioned compensation reductions no longer applied to the monthly fee of each director and their prior fees reverted back to their prior levels. The non-executive directors, as a group, were also entitled to two and a half percent (2.5%) in cash based on amounts received by us from non-diluting funding and strategic deals, as previously determined by the Board and/or the Compensation Committee; effective September 10, 2020, the non-executive directors are no longer entitled to any such bonuses, however in exceptional circumstances members of the Board may receive bonuses of up to $75,000 per year for extraordinary performance, as well as discretionary bonuses in special circumstances as the Board or the Compensation Committee may decide. During Fiscal Year 2020, we paid a total of $143,459 in cash to directors as compensation. This amount does not include compensation to Mr. Aberman and Mr. Yanay in their capacity as directors, which is reflected in the Summary Compensation Table for Fiscal Year 2020 above.

As of June 30, 2020, we have outstanding grants to our non-executive directors aggregating 492,576 restricted shares and RSUs of which 365,861 were exercisable or vested, as the case may be, as follows:

Name	Total of Options, restricted shares and RSUs Granted	Total of restricted shares and RSUs exercisable and vested
Mark Germain	80,646	51,179
Nachum Rosman (1)	83,596	51,812
Doron Shorrer	87,596	76,036
Hava Meretzki (2)	58,621	50,691
Isaac Braun	58,621	50,691
Israel Ben-Yoram (1)	87,746	58,545
Moria Kwiat	35,750	26,907
Total	492,576	365,861

(1)	Effective as of June 29, 2020, and the result of the 2020 Annual Meeting, this director was not reappointed to serve on the Board.

(2)	Ms. Meretzki was not re-nominated as a director nominee, and therefore, effective as of June 29, 2020, Ms. Meretzki ceased to serve on the Board.

For all directors, the vesting of directors’ stock options, RSUs and restricted stock accelerates in the following circumstances: (1) if the director is not re-nominated to serve on the Board or the director is not re-elected by stockholders at a special or annual meeting, this will result in the acceleration of 100% of any unvested award and (2) the voluntary resignation of a director will result in the acceleration of 50% of any unvested award. In addition, a change in control will result in the acceleration of 100% of any unvested award of our directors.

As a result of the voting outcome from the 2020 Annual Meeting, on June 30, 2020, unvested awards held by Messrs. Ben-Yoram and Rosman were accelerated on July 1, 2020 and resulted in the vesting of 11,221 RSUs for Mr. Ben Yoram and 11,560 RSUs for Mr. Rosman.

Other than as described above, we have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board as per policy approved by our Compensation Committee. The Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during Fiscal Year 2020.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed the audited financial statements for Fiscal Year 2020 with management; (2) discussed with the Independent Auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Commission; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of nonaudit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report for the fiscal year ended June 30, 2020, for filing with the SEC.

By the Audit Committee of the Board of
Directors of Pluristem Therapeutics Inc.

Doron Shorrer, Chairman
Isaac Braun
Moria Kwiat

INFORMATION CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 25, 2021, our Audit Committee dismissed the Former Auditor as the Company’s independent registered public accounting firm, effective after their completion of the review of the Company’s consolidated financial statements for the three months ending March 31, 2021. In addition, on March 25, 2021, our Audit Committee appointed Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as the Independent Auditor, whose appointment will take place upon the dismissal of the Former Auditor, subject to ratification by our stockholders at the Meeting. The Former Auditors have performed the audit of our financial statements since inception. We do not expect to have a representative of the Former Auditors or the Independent Auditors attend the Meeting. The following table summarizes the fees the Former Auditors billed for the last two fiscal years, as the Independent Auditor was not paid any fees during the last two fiscal years:

	Twelve months ended on June 30, 2020		Twelve months ended on June 30, 2019

Audit Fees		$110,041	$172,014

Audit-Related Fees		None	None

Tax Fees		$27,072	$19,831

All Other Fees	$	None	$26,231

Total Fees		$137,113	$218,076

Audit Fees. These fees were comprised of (i) professional services rendered in connection with the audit of our consolidated financial statements for our Annual Report on Form 10-K and internal control over financial reporting, (ii) the review of our quarterly consolidated financial statements for our quarterly reports on Form 10-Q, (iii) audit services provided in connection with other regulatory or statutory fillings and (iv) fees related to the equity offering we closed in April 2019 and with respect to the Open Market Sales AgreementSM with Jefferies LLC.

Tax Fees. These fees relate to our tax compliance and tax advisory projects.

All Other Fees. These fees were comprised of fees related to assistance in preparation of Israel Innovation Authority as well as other grant applications.

Pre-Approval Policies and Procedures

SEC rules require that before our independent registered accounting firm is engaged by us to render any auditing or permitted non-audit related service, the engagement be:

1.	pre-approved by our Audit Committee; or

2.	entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

The Audit Committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the Audit Committee before the services were rendered.

The Audit Committee has considered the nature and amount of fees billed by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, and believes that the provision of services for activities unrelated to the audit was compatible with maintaining Kost Forer Gabbay & Kasierer’s independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews and monitors all related person transactions which may be entered into by the Company as required by rules of Nasdaq.

Except for the compensation arrangements described above, no director, executive officer, principal stockholder holding at least 5% of our Common Stock, or any family member thereof, had or will have any material interest, direct or indirect, in any transaction, or proposed transaction, during Fiscal Year 2020 in which the amount involved in the transaction exceeded or exceeds the lesser of, $120,000 or one percent of our total assets at the end of Fiscal Year 2020.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to our next annual meeting of stockholders must advise our Secretary of such proposals in writing by December 10, 2021.

Stockholders who wish to present a proposal at our next annual meeting of stockholders without inclusion of such proposal in our proxy materials must advise our Secretary of such proposals in writing by March 1, 2022.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, to the best knowledge and belief of the Company, as of, -March 21, 2021 (unless provided herein otherwise), with respect to holdings of our Common Stock by (1) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Common Stock outstanding as of such date; (2) each of our current directors; (3) each of our named executive officers; and (4) all of our current directors and our current executive officers as a group.

Beneficial Owner	Beneficial Number of Shares(1)		Percentage
Directors and Named Executive Officers

Zami Aberman Executive Chairman of the Board of Directors	540,381	(2)	1.7%

Yaky Yanay CEO, President and Director	467,224	(2)	1.4%

Chen Franco-Yehuda	24,716		*
CFO

Isaac Braun Director	66,482	(3)	*

Mark Germain Director	58,315		*

Moria Kwiat Director	38,075	(4)	*

Rami Levi Director	-	(5)	*

Maital Shemesh-Rasmussen Director	-	(5)	*

Doron Shorrer Director	86,095	(6)	*

Directors and Executive Officers as a group (9 persons)	1,281,288	(7)	4.0%

5% Stockholders
Clover Wolf Capital – Limited Partnership	4,077,589	(8)	12.9%
ARK Investment Management LLC	3,959,344	(9)	12.5%

* = less than 1%

(1)	Based on 31,693,169 shares of Common Stock issued and outstanding as of March 21, 2021. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Shares of Common Stock subject to options, warrants or right to purchase or through the conversion of a security currently exercisable or convertible, or exercisable or convertible within 60 days, are reflected in the table above and are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	Includes a warrant to acquire up to 7,143 shares.

(3)	Includes a warrant to acquire up to 5,000 shares.

(4)	Includes a warrant to acquire up to 2,857 shares.

(5)	Excludes 20,000 shares of a certain RSU award that have not vested.

(6)	Includes a warrant to acquire up to 1,429 shares.

(7)	Includes warrants to acquire up to 23,572 shares.

(8)	Based solely on information contained in Form 4 filed with the SEC on February 5, 2021, and data provided by the holder. Clover Wolf Ltd. is the General Partner of Clover Wolf Capital – Limited Partnership. Adi Wolf is the Managing Member and Chief Executive Officer of Clover Wolf Capital – Limited Partnership and also the Chief Executive Officer of Clover Wolf Ltd. All investment decisions are made by Adi Wolf, and thus the power to vote or direct the votes of these shares of Common Stock, as well as the power to dispose or direct the disposition of such shares of Common Stock is held by Adi Wolf through Clover Wolf Capital – Limited Partnership and Clover Wolf Ltd. The address of Clover Wolf Capital – Limited Partnership is 24 Bodenhimer Street, Tel Aviv, Israel 6200838.

(9)	Based solely on information contained in Form 13G filed with the SEC on January 11, 2021. The address of ARK Investment Management LLC is 3 East 28th Street, 7th Floor, New York, NY 10016.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement.  If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at Pluristem Therapeutics, Inc., Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409 or by phone at 011-972-74-710-8600, or by email at info@pluristem.com.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

VOTING

IF YOU ARE THE HOLDER OF RECORD OF YOUR SHARES, YOU MAY VOTE YOUR SHARES OVER THE INTERNET AT WWW.VOTEPROXY.COM OR OVER THE TELEPHONE BY CALLING TOLL-FREE 1-800-PROXIES (1-800-776-9437) IN THE UNITED STATES OR 1-718-921-8500 FROM FOREIGN COUNTIES AND FOLLOWING THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND PROXY CARD.

IF YOU DO NOT WISH TO VOTE BY INTERNET OR TELEPHONE, YOU MAY REQUEST A PAPER PROXY CARD. IF YOU CHOOSE TO DO SO, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE RETURN ENVELOPE THAT WE SEND YOU UPON YOUR REQUEST.

A PROMPT RETURN OF A PAPER PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER COMMUNICATIONS OR MAILINGS.

By Order of the Board of Directors

/s/ Yaky Yanay
Yaky Yanay
Chief Executive Officer and President

Haifa, Israel

April 8, 2021

PLURISTEM THERAPEUTICS INC.

ANNUAL MEETING OF STOCKHOLDERS

June 1, 2021

PROXY CARD

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLURISTEM THERAPEUTICS INC.

The undersigned stockholder of Pluristem Therapeutics Inc. (the “Company”) hereby appoints Zami Aberman, Yaky Yanay and Chen Franco-Yehuda, or any of them, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, to attend the annual meeting of stockholders of the Company (the “Stockholders Meeting”) to be held at the Company’s offices at Matam Advanced Technology Park Building No. 5, Haifa, Israel, 3508409 on June 1, 2021 at 5:00 p.m. local time, and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Stockholders Meeting with all powers possessed by the undersigned if personally present at the Stockholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth below. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW.

IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH NOMINEE IN PROPOSAL NO. 1 AND “FOR” PROPOSALS NO. 2 AND 3.

VOTE VIA THE INTERNET: www.voteproxy.com

VOTE VIA THE TELEPHONE: 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PLURISTEM THERAPEUTICS INC.

June 1, 2021

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at

http://www.astproxyportal.com/ast/22961/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE

DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1 AND “FOR” PROPOSALS NO. 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK

YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Stockholders Meeting.		1.	Proposal No. 1 - Election of Directors: To elect the following nominees to the Board of Directors to serve as directors of the Company until the next annual meeting of the stockholders and until their successors shall have been duly elected and qualified:

				FOR	AGAINST	ABSTAIN
			Zami Aberman	☐	☐	☐
			Mark Germain	☐	☐	☐
			Moria Kwiat	☐	☐	☐
			Maital Shemesh-Rasmussen	☐	☐	☐
			Rami Levi	☐	☐	☐
			Doron Shorrer	☐	☐	☐
			Yaky Yanay	☐	☐	☐

		2.	Proposal No. 2 - To ratify the selection of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2021.	☐	☐	☐

		3.	Proposal No. 3 - To consider and approve, by a nonbinding advisory vote, the compensation of the Company's named executive officers.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐		MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

PLURISTEM THERAPEUTICS INC.

June 1, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by telephone until 11:59 PM EST the day before the meeting.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

060121

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Important Notice of Availability of Proxy Materials for the Stockholder Meeting of

PLURISTEM THERAPEUTICS INC.

To Be Held On:

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/21/21.

Please visit http://www.astproxyportal.com/ast/22961/, where the following materials are available for view:

- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report

TO REQUEST MATERIAL:

TELEPHONE: 888-Proxy-NA (888-776-9962) (For US Residents Only)

E-MAIL: info@astfinancial.com (For US Residents Only)

WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials (For US Residents Only)

TELEPHONE: 972-74-710-7256 (For Non-US Residents)

E-MAIL: info@pluristem.com (For Non-US Residents)

TO VOTE:

ONLINE: To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the meeting date.

TELEPHONE: To vote by telephone, please visit **www.voteproxy.com** to view the materials and to obtain the toll free number to call.

IN PERSON: You may vote your shares in person by attending the Annual Meeting. For directions to the Annual Meeting please call 972-74-7108600

MAIL: You may request a card by following the instructions above.

   Zami Aberman

   Mark Germain

   Moria Kwiat

   Maital Shemesh-Rasmussen

   Rami Levi

   Doron Shorrer

   Yaky Yanay

Please note that you cannot use this notice to vote by mail.